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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Household International, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 (Nos. 333-33052 and 333-33052-1) relating to the offering of up to 12,000,000 shares of Trust Preferred Securities of Household Capital Trust V and Junior Subordinated Deferrable Interest Notes of Household International, Inc. filed with the Securities and Exchange Commission on March 22, 2000, and as amended by the pre-effective Amendment No. 1 filed on April 4, 2000, the post-effective Amendment No. 1 filed on May 4, 2000 and the pre-effective Amendment No. 2 filed on or about May 26, 2000, of our report dated January 14, 1999 included in Household International, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.



                                        Arthur Andersen LLP
                                        /s/ Arthur Andersen LLP

Chicago, Illinois
May 26, 2000